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                                                                    EXHIBIT 10.1


                      FORM OF TAX OPINION INSURANCE POLICY*

     THIS TAX OPINION INSURANCE POLICY dated , 2000, (the "POLICY") is for the benefit of Quantum Corporation, a Delaware corporation, Insula Corporation, a Delaware corporation, and Maxtor Corporation, a Delaware corporation (collectively "INSUREDS") and is issued by ______________________ ("INSURER").

     WHEREAS, Insureds anticipate entering into a series of transactions involving the split-off by Quantum Corporation of its hard drive business, Quantum HDD, into a newly formed, wholly owned subsidiary of Quantum, Insula Corporation ("Spinco"), including any subsidiary thereof, and the combination of Spinco and/or subsidiaries with Maxtor. More specifically, the policy will apply to each of the transactions collectively described as the "Swiss Restructuring," the "Internal Distribution," the "HDD Transfer" and the "Public Distribution" in the Opinion as well as the merger of a subsidiary of Maxtor described in the Opinion, in each case as more fully described in the Opinion and Supplemental Letter ("Transaction").

     WHEREAS, in connection with the Transaction, Insureds have executed or intend to execute the Operative Documents, copies of which are attached as
Exhibit I to this Policy; and

     WHEREAS, Insureds anticipate receiving Insured Tax Benefits, in conjunction with the Transaction and have obtained the opinion of Ernst & Young as to the availability of the Insured Tax Benefits ("OPINION"), a copy of which is attached as Exhibit II to this Policy; and

     WHEREAS, one or more Insureds will claim or claim benefits from the Insured Tax Benefits for United States Federal, State and Local income and franchise Taxes purposes in accordance with the Opinion; and

     WHEREAS, Insureds desire, and Insurer has agreed to provide, a policy of Tax Opinion Insurance in favor of Insured in respect of an Insured Tax Loss; and

     WHEREAS, the premium for this Policy has been paid in accordance with the provisions below.

     NOW, THEREFORE, pursuant to this INSURING CLAUSE, and subject to the terms, conditions, exclusions, Contest Expenses Sub-limit, and Policy Limit hereinafter set forth, Insurer will indemnify the Insureds for any Insured Tax Loss, including a judgment or agreed-upon Settlement Amount, and Contest Expenses, for which one or more Insureds are liable.

SECTION 1. AMOUNT OF PAYMENT.

     (a)  Policy Limit. The Insurer's maximum liability under this Policy is
          $   **     , for all aggregate Insured Insured Tax Loss, including
          Contest Expenses, Gross Ups, Penalties, and Interest owed by Insured to a Tax Authority. Insurer's liability for all Insured Tax Loss claimed under this Policy is limited to this Policy Limit.

___________

* The form used by each individual syndicate member may vary immaterially from this basic form, which has been approved by each member of the syndicate.

** The amount inserted will depend on the individual insurer's share of the aggregate $340 million coverage.
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     (b)  Contest Expenses Sub-limit. Insurer's maximum liability for Contest
Expenses with respect to all Insured Tax Losses is two million dollars ($2,000,000).***

          THE CONTEST EXPENSES SUB-LIMIT SPECIFIED IN THIS SECTION 1(B) SHALL NOT LIMIT AN INSURED'S OBLIGATION TO CONTEST AN INSURED TAX LOSS.

     (c) Policy Reductions. In the event of an Insured Tax Loss for which Insurer makes payment of any amount less than the Policy Limit or Contest Expenses Sub-limit as of the date of the relevant Insured Tax Loss Event, coverage shall continue, but the Policy Limit and Contest Expenses Sub-limit shall be reduced by the amount paid by Insurer applicable to each of these categories.

     (d) Computation. Notwithstanding the immediately preceding Subsections, the Insured Tax Loss, with respect to any claim, shall be Quantum's effective combined federal and other applicable tax rates of all lost Insured Tax Benefits, with respect to that claim, plus Contest Expenses, Gross Ups, Penalties, and Interest, less any applicable Offsetting Benefit.

SECTION 2. PROCEDURE FOR & TIME OF PAYMENT

     (a) In General. Payment of claims hereunder shall be made no later than thirty (30) days after the receipt by Insurer of a sworn Proof of Loss from an Insured in the form attached hereto as Schedule A. If an Insured has commenced a Contest, payment shall be made within ten (10) Business Days after notice to Insurer of the end of the Contest, unless there has been an earlier payment of tax, with Insurer's consent, in conjunction with the Contest. The filing of an Interim Proof of Loss, as provided in Section 3(b) of this Policy, does not require Insurer to pay under this Policy.

     (b) Interest. If Insurer fails to pay a claim within the time period set forth in section 2(a) above, such amounts shall be paid to Insured by Insurer with interest thereon, accruing from the date such claim was due and payable, at the rate announced by Citibank, N.A. in New York, New York as its prime rate, as in effect from time to time.

     (c) Allocation and Payment of Contest Expenses. If an Insured is involved in a Contest of both an Insured Tax Loss and any matter pertaining to any actual or alleged tax liability of the Insured which is not an Insured Tax Loss, the Insured and the Insurer shall fairly and reasonably allocate such Contest costs between Insured Tax Loss and matters that are not an Insured Tax Loss.

          If there is an agreement on an allocation of Contest costs, or if the Contest involves only an Insured Tax Loss, the Insurer shall advance those costs allocated to covered Contest Expenses every ninety (90) days after the Contest has commenced.

          If there is no agreement on an allocation of Contest costs, the Insurer shall advance, every ninety (90) days commencing ninety (90) days after the Contest has commenced, those Contest Expenses which the Insured in its reasonable discretion believes to be a covered
____________

*** This sub-limit applies to the aggregate $340 million coverage, not to each insurer's share thereof. The maximum insured amount for the entire pooling for contest expenses is $2 million.

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          Contest Expenses under this Policy until a different allocation is negotiated, arbitrated or judicially determined.

          Any negotiated, arbitrated or judicially determined allocation of Contest Expenses on account of an Insured Tax Loss shall be applied retroactively to all Contest costs on account of the Insured Tax Loss, notwithstanding any prior payment to the contrary. Any allocation or payment of Contest Expenses on account of an Insured Tax Loss shall not apply to or create any presumption with respect to the allocation of Contest costs associated with any other Insured Tax Loss.

          Any payment of Contest Expenses under this Policy shall be subject to the Insurer's receipt of a written undertaking by the Insured to repay the Insurer, to the extent legally permitted, any advanced Contest Expenses that are finally established not potentially to have been related to an insured tax loss, as defined herein.

     NOTWITHSTANDING THE CONTEST EXPENSES SUB-LIMIT SPECIFIED IN SECTION 1(B) ABOVE, IT IS A CONDITION PRECEDENT TO PAYMENT HEREUNDER THAT THE INSURED SHALL HAVE COMPLIED WITH THE CONTEST PROVISIONS OF THIS POLICY.

SECTION 3. POLICY TERM, ETC.

     (a) Term. The term of this Policy is the period, both days inclusive, from ________________, 2001, to the later of, (1) ______________, 2007, or (2) the expiration of statutes of limitation and/or repose applicable to claims of Tax Authorities regarding the Transaction, plus an agreed-upon extension of time for claims by any Tax Authority. Claims in respect of Insured Tax Losses that arise during the Policy term specified in this Section 3(a) must be brought during the claims period specified in Section 3(b) below.

     (b) Claims. CLAIMS UNDER THIS POLICY MUST BE BROUGHT WITHIN 60 DAYS OF THE END OF THE POLICY TERM, AS EXTENDED UNDER SECTION 3(A). The filing of an Interim Proof of Loss with Insurer, in substantially the form of Schedule B attached hereto, shall constitute a claim for purposes of the time periods specified in this Section 3(b). An Interim Proof of Loss may be filed with Insurer upon receipt by Insured of a 30-Day Letter in respect of a proposed adjustment to any Insured Tax Benefit. Upon the filing of a Proof of Loss or an Interim Proof of Loss, the term of the Policy is extended to such time as the Loss, and the Insureds' liability to a Tax Authority, is fully resolved, including the end of a Contest, as provided in the definition of "Contest," below.

     (c) Extensions of Claims Period. If, prior to the expiration of the claims period specified in Section 3(b) above, Insurer receives notice that Insured has agreed to a Tax Authority's request for an extension of time in which to assess additional taxes pertaining to the Insured Tax Benefits, this Policy shall be endorsed, at no additional cost to Insured, to extend or further extend the claims period specified in Section 3(b) to include such agreed extension of time.

     (d) Cancellation. This Policy may not be cancelled by Insured or Insurer, except as provided herein. This policy shall be cancelled void ab initio upon the occurrence of a "Conditional Event." Upon occurrence of a Conditional Event, and


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cancellation of this policy, insurer shall return within ten (10) Business Days eighty-five percent (85%) of the premium amount to the Insureds. A "Conditional Event" shall be: termination of the definitive merger agreement between Quantun and Maxtor that provides for the proposed transaction, in accordance with the terms of the Operative Documents.

     (e) No Premium or Contest Expenses Sub-limit Refund. The premium with respect to this Policy is fully earned by Insurer on the Inception Date and is not refundable, except as specifically provided herein. The amount of Contest Expenses Sub-limit that is not used for the specific purpose set forth in this Policy is not refundable.

SECTION 4. CONDITIONS PRECEDENT.

     It is condition precedent to the right of Insured to have payment made on its behalf hereunder that:

     (a) Notices. Insureds shall have given written notice to Insurer as soon as practicable but in no event later than sixty (60) days after any written communications to Insureds from a Tax Authority that reasonably could require Insurer to make payment hereunder, if the failure to give that notice would adversely affect Insurer's rights or obligations under this Policy.

     (b) Mitigation. Insureds shall have acted in relation to the IRS and other Tax Authority or Tax Authorities at all times substantially as if uninsured and shall have undertaken all reasonable actions to mitigate any Insured Tax Loss, to secure the rights and remedies of Insurer in subrogation, and to Contest any Insured Tax Loss.

          NOTWITHSTANDING THE CONTEST EXPENSES SUB-LIMIT SPECIFIED IN SECTION 1(B) ABOVE, IT IS A CONDITION PRECEDENT TO PAYMENT HEREUNDER THAT INSUREDS SHALL HAVE COMPLIED WITH THE CONTEST PROVISIONS OF THIS POLICY.

     (c) Amendments, Etc. Insureds shall not have agreed to any amendment, modification, change or supplement to, or waiver of any rights under, the Operative Documents to which Insureds are parties or are required to provide its consent, without first having obtained the written consent of Insurer if the Insureds' reasonably believe the amendment or waiver could adversely affect Insurer's rights or obligations under this Policy, including the impairment of any right or opportunity of Insurer to mitigate an Insured Tax Loss, secure rights in subrogation or bring suit. Insurer's consent hereunder shall not be unreasonably withheld.

     (d) Tax Returns, Etc. Insureds shall have prepared and filed all applicable Tax Returns in a manner required to reflect the treatment of the Insured Tax Benefits consistently with that anticipated by the Opinion.

     (e) Proof of Loss. A signed, sworn Proof of Loss shall have been received by Insurer from an Insured, in substantially the form of Schedule A attached hereto, including a calculation of the Insured Tax Loss, based on reasonably available information at the time of the completion of the Proof of Loss.


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SECTION 5. EXCLUSIONS.

     This Policy does not cover any otherwise Insured Tax Loss caused directly or indirectly by:

     (a) inability of Insureds, for any reason, to benefit economically from the Insured Tax Benefits in the absence of an Insured Tax Loss; or

     (b) failure of Insureds to claim and retain the Insured Tax Benefits, including filing Tax Returns and Contests procedures, which could have a material adverse effect on the Insurer; or

     (c) imposition of any Taxes, other than Federal, state and local income or franchise taxes with respect to an Insured Tax Loss, provided, however, that this Policy will make payment for a Gross-Up of Federal, state, and local taxes, as specified in Section 1(a) above; or

     (d) any fines, penalties, or litigation expenses attributable to the asserted fines and penalties, other than as expressly provided herein; or

     (e) amendments, modifications, or changes to the Operative Documents, material to insurer's potential liability without prior written notification to and consent by Insurer; or

     (f) compromise of an Insured Tax Benefit issue without Insurer's prior written consent; or

     (g)  change in governing law material to insurer's potential liability; or

     (h) any event, fact or circumstance which would make untrue or inaccurate any of (i) the facts and factual assumptions set forth in the Opinion, or (ii) the representations, warranties or covenants made by Insureds to Insurer, (iii) the representations, warranties or covenants made in the Quantum letter or the Lehman Letter, each of which are material to insurer's potential liability under this Policy; or

     (i) failure of the Insureds to follow the conditions stated in the Opinion, the Quantum letter, the Lehman Letter, and the Officer's Tax Certificate, provided such failure is material to Insurer's potential liability under this Policy; or

     (j) A breach of the representations made in the Quantum Letter, the Lehman Letter and the Officer's Tax Certificate, provided such failure is material to the Insurer's potential liability under this Policy.

          SECTION 6. NO DUTY TO DEFEND. INSURER HAS NO DUTY TO DEFEND INSUREDS WITH RESPECT TO AN INSURED TAX LOSS. WITHOUT LIMITING THE FOREGOING, THIS POLICY SPECIFICALLY EXCLUDES ANY OBLIGATION OF INSURER TO PROVIDE INSUREDS WITH A DEFENSE OR LEGAL REPRESENTATION IN THE EVENT OF A CONTEST,(EXCEPT TO ADVANCE CONTEST EXPENSES PURSUANT TO 2(C), OR TO PROVIDE INSURED WITH CONTEST EXPENSES IN EXCESS OF THE CONTEST EXPENSES SUB-LIMIT SPECIFIED IN SECTION 1(B) ABOVE.


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SECTION 7. SUBROGATION & REFUNDS.

     (a) In General. If Insurer makes any payment under this Policy in respect of an Insured Tax Loss, Insurer shall be subrogated, to the extent of that payment, to all the rights and remedies of Insureds in respect of such Insured Tax Loss, and Insurer shall be entitled at its own expense to sue in the name of Insureds. Insureds shall take all reasonable action requested in writing by Insurer to mitigate any Insured Tax Loss and to secure the rights and remedies of Insurer in subrogation.

     (b)  Offsets & Reimbursements.

          (1) If, after the making of any payment by Insurer hereunder, it is determined by final judgment as to which appeal periods have expired (A) that Insureds were not entitled to all or a part of the payment in respect of which payment was made hereunder, or (B) that Insureds receive, directly or indirectly, indemnity payments from another party or insurer (except indemnity or other payments between Insureds and their affiliates as contemplated by Tax Sharing or Indemnification Agreements), or an Offsetting Benefit from a Tax Authority in respect of a payment made by Insurer hereunder, Insureds promptly shall pay over or refund such amounts, and any interest received or that would have been received but for an Offsetting Benefit, to Insurer within thirty (30) Business Days of such determination or Insured's receipt thereof.

          (2) If Insureds receive any payments from another party or insurer (except indemnity or other payments between Insureds and their affiliates as contemplated by Tax Sharing or Indemnification agreements), or a refund, offset, or credit from a Tax Authority subsequent to the filing with Insurer of a claim with respect to an Insured Tax Loss, Insureds promptly shall provide notice to Insurer of the receipt and amounts of any such payments or refund. If Insureds receive any such payments or refund prior to the payment by Insurer of a claim under this Policy and such payments or refund are for any reason not deducted from the amount paid by Insurer, Insureds shall pay over to Insurer such payments promptly after payment of a claim by Insurer under this Policy.

          (3) If Insureds are, or become, entitled to a refund, offset, or credit from a Tax Authority with respect to the Insured Tax Benefits, including as to carry forwards or carry backs, the present value of such refund, offset, or credit shall reduce the amount of any Insured Tax Loss payable hereunder, or shall be remitted to Insurer by Insured within thirty
     (30) Business Days after the effective date of the finalization of the Tax Authority's agreement to such settlement.

     (c) Interest on Reimbursements. If Insured fails to reimburse Insurer within thirty (30) Business Days as set forth in Section 7(b), such amounts shall be paid to Insurer by Insured with interest thereon, accruing from the date of such determination or receipt by Insured, at the rate announced by Citibank, N.A. in New York, New York as its prime rate, as in effect from time to time.

SECTION 8. NOTICES.

     (a) To Insureds. Any notice or other communication to be given to Insureds shall be given effectively if made in a writing and delivered to:


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                               Maxtor Corporation
                    Attn: General Counsel and Mr. Paul Tufano
                              510 Cottonwood Drive
                               Milpitas, CA 95035

                               Quantum Corporation
                            Attn: Mr. Richard Clemmer
                              510 Cottonwood Drive
                               Milpitas, CA 95035

                               Insula Corporation
                              Attn: Mr. Paul Tufano
                              510 Cottonwood Drive
                               Milpitas, CA 95035

                  with a copy to:

                        Gray Cary Ware & Freidenrich LLP
                      Attn.: Henry Lesser, Martin H. Myers
                               400 Hamilton Avenue
                            Palo Alto, CA 94301-1825

                       Wilson, Sonsini, Goodrich & Rosati
                     Attn.: Michael Kennedy, Michael Schultz
                               650 Page Mill Road
                           Palo Alto, California 94304

     (b) To Insurer. Any notice or other communication to be given to Insurer shall be given effectively if made in a writing and delivered to:

                           ----------------------------

                           Attention:
                                     ------------------

                  with a copy to:

                           ----------------------------
                           Attention:
                                     ------------------

     (c) Change in Address. The parties referenced in this Section 8 may change the name and address of the parties to whom communications are to be sent by providing written notice of the change to Insurer.

SECTION 9. ARBITRATION.

     Any controversy or claim arising between Insured and Insurer under, out of, or in connection with or in relation to the Policy shall be submitted to final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Each party shall appoint one arbitrator and the two arbitrators so appointed shall select a third arbitrator. Arbitration shall take place in New York, New York unless otherwise agreed.


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     The parties hereto agree that (1) the speedy resolution of any disputes between them to be had as a consequence of this arbitration clause is a mutual and material inducement to enter into the Policy; (2) the arbitrators, in the award, shall assess arbitration fees and expenses in favor of any party and, in the event that any administrative fees or expenses are due the American Arbitration Association, in favor of the American Arbitration Association; and
(3) awards pursuant to this clause are intended to be the exclusive dispute resolution mechanism, and are to be enforced solely in the United States District Court for the Southern District of New York.

SECTION 10. OTHER MATTERS.

     (a) Assignment. The Policy may not be assigned or transferred, and any rights which may arise under the Policy (including any claims made or that may be made) may not be assigned or transferred, except to Permitted Assigns, unless agreed to by Insurer and Insureds in advance in writing.

     (b) Benefit. The Policy shall inure only to the benefit of the Insureds and their affiliated and related entities. No person other than Insureds or their Permitted Assigns or affiliates shall have any legal or equitable right, remedy or claim under or in respect of the Policy.

     (c) False or Fraudulent Claims. If Insureds submit any claim hereunder, actually knowing the same to be false or fraudulent as regards amount or otherwise, the Policy shall be voided and all claims by any party hereunder shall be forfeited.

     (d) Misrepresentations, Etc. False warranty, misrepresentation, concealment or fraud of Insureds, committed with actual knowledge of such falsity, misrepresentation, concealment or fraud, in obtaining the Policy, or in any notification of claim or in any Proof of Loss submitted in accordance with the Policy, which materially affects Insurer's liability under the Policy, shall void the Policy from its beginning and the premium paid shall be forfeited to Insurer and any payment made by Insurer hereunder shall be reimbursed to it in full by Insureds in accordance with section 7(c) above.

     (e) Assistance & Cooperation. Insureds shall cooperate fully with Insurer and Insurer's counsel in preparing for and participating in any audit or other administrative agency examination or review by a Tax Authority, or in any court proceeding, including one with the IRS or other Tax Authority. In the event of a Contest, Insureds shall produce documentation, testimony and evidence, under oath, if required, and shall attend administrative meetings, hearings, depositions, and trials and shall assist in (i) effecting settlement, (ii) securing and giving evidence, (iii) obtaining the attendance of witnesses, and
(iv) the conduct of litigation.

     (f) Reformation. If, by applicable law, warranties as described herein are prohibited or not recognized, then in conformity therewith, statements of Insureds in regard to the Policy shall be accepted as representations.

     (g) Confidentiality. All parties, professional advisors and brokers will maintain the confidentiality of the identity of the Insurer except as required by applicable law (including any requirement for disclosure imposed by the Securities and Exchange Commision, in which event, final agreement on disclosure wording will be sought to be reasonably resolved in a conference call).


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


     (h) Informed Parties. The Policy, including the provisions of Section 6 above, and Section 10(k) below, has been negotiated among, and agreed to by, informed and knowledgeable parties, at arm's-length, represented vigorously by legal counsel.

     (i) Sole Agreement. The Policy (including the Schedules and Exhibits thereto) and the executed by Insurer and Insureds in connection with the Policy, constitute the sole agreement between Insurer and Insureds with respect to the insurance provided hereby, and supersede any other prior or simultaneous agreements, whether written or oral, between them pertaining to the subject matter hereof.

     (j) Other Insurance, Etc. The insurance provided by this Policy is excess over any other insurance that Insureds may have for Insureds' benefit or under which Insureds may be entitled to collect for the same Insured Tax Loss. It is specifically recognized and agreed that agreements of or between the Insureds regarding tax sharing or indemnification are not and shall not constitute "other insurance."

     (k) No Defense Obligation. Nothing contained in this Policy shall be construed as requiring Insurer to provide Insured with a defense or legal representation in the event of a Contest, (except to advance Contest Expenses pursuant to 2(c)) or to provide Insured with Contest Expenses in excess of the Contest Expenses Sub-limit specified in Section 1(b) above.

     (l) Settlements. Except with respect to Section 7 above, all rights and obligations of Insurer and Insureds under this Policy, including as to the Contest Expenses Sub-limit specified in Section 1(b) above, shall be terminated if Insurer pays the Settlement Amount. Nothing in this paragraph shall relieve Insurer from any obligation to pay Contest Expenses incurred prior to and/or in connection with any Settlement, subject to the Contest Expenses Sub-limit.

     (m) Governing Law. The Policy shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, as applicable to insurance contracts entered into in that State between citizens of that State and without reference to conflicts of law principles.

SECTION 11. DEFINITIONS.

     The following terms shall have the meanings ascribed to them below for all purposes of this Policy. The definitions set forth in this Section 11 shall control over the definitions contained in the "WHEREAS" clauses to the extent of any inconsistencies.

     "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which the commercial banks are permitted or required to be closed in New York, New York.

     "CLAIM" means any claim by an Insured for payment of benefits under this Policy.


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     "CODE" means the Internal Revenue Code of 1986, as amended and in effect on the Inception Date, and any other provision of law or regulation bearing on tax obligations or responsibilities of the Insureds.

     "CONTEST" means a contest by an Insured of an adjustment in its income or franchise tax as it relates to the Insured Tax Benefits for which Insurer may be required to make payment hereunder. In accordance with the provisions of Section 4(b), Insureds shall pursue a Contest in a forum acceptable to Insurer, and Insureds shall contest a proposed or final adjustment, including by appeal to the United States Court of Appeals . All decisions regarding the pursuit of administrative remedies, the appropriate forum for any judicial proceeding, the legal basis for contesting the adjustment and the choice of counsel for the Contest shall be made by Insured and approved by Insurer, whose consent shall not be unreasonably withheld. The end of the Contest shall be when there has been a final determination adverse to Insured with respect to which either no further appeal is available or Insurer declines to request Insured to pursue an appeal. Provided, however, that Insurer will not require a Contest, or continuation of a Contest, if Insured presents Insurer with an opinion of counsel reasonably acceptable to Insurer that there is no Reasonable Basis on which to pursue a Contest.

     "CONTEST EXPENSES" means all fees, cost and other expense of investigating and conducting a Contest that relates to the Insured Tax Benefits, but not in excess of the Contest Expenses Sub-limit specified in Section 1(b) above, and not with respect to any expenses paid or incurred by Insured prior to Insurer's consent to pursue a Contest, which consent shall not unreasonably be withheld.

                  "CONTEST EXPENSES  SUB-LIMIT" means the sub-limit specified in
Section 1(b) above.

     "EXPIRATION DATE" means the later of: (1) March 31, 2007, or (2) the expiration of statutes of limitation and/or repose applicable to claims of Tax Authorities regarding the Transaction, plus an agreed-upon extension of time for claims by any Tax Authority.

     "GROSS-UP" means the amount by which a payment for which the Insureds become liable for an Insured Tax Loss under this Policy must be increased to take into account federal, state and local taxes imposed on Insureds in respect of such payment.

     "INCEPTION DATE" means ________, 2001.

     "INSURED" or "INSUREDS" mean Quantum Corporation, a Delaware corporation, Insula Corporation, a Delaware corporation, and Maxtor Corporation, a Delaware corporation, or their successors by operation of law.

     "INSURED TAX BENEFITS" means the non-recognition under Code Section 355 and parallel provisions under state or local law by Quantum of taxable gain for Federal, state or local income or franchise tax purposes as a result of any of the transactions constituting part of the proposed Transaction or all of those transactions in the aggregate.


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     "INSURED TAX LOSS" means any amount owed by an Insured to a Tax Authority attributable to a Tax Return position taken with respect to the Insured Tax Benefits.

     "INSURER" means ____________________.

     "INTEREST" means interest on an underpayment of tax under Internal Revenue Code Section 6601, to the extent attributable to the Insured Tax Benefits.

     "IRS" means the Internal Revenue Service.

     "LEHMAN LETTER" means the Letter from Lehman Brothers, attached to this Policy as Exhibit D

     "Officers Tax Certificate" means Maxtor's certificate to Ernst & Young, attached to this Policy as Exhibit E.

     "OFFSETTING BENEFIT" means any amount realized, or to be realized, by an Insured, with respect to any year, of any saving of any Taxes that would not have been realized but for an Insured Tax Loss. The amount of all Offsetting Benefits shall be determined with regard to the timing of those Benefits, provided, however, that Offsetting Benefits shall not exceed the Policy Limit.

     "OPERATIVE DOCUMENTS" means, without amendments, modification, change or supplement, the Opinion (with attachments), dated October 3, 2000 (a copy of which is attached as Exhibit II), the Lehman Letter, the Quantum Letter, the Officer's Tax Certificate and the definitive merger agreement between the Insureds providing for the proposed Transaction, a copy of which is attached as
Exhibit I to this Policy.

     "OPINION" means the Opinion and Supplemental Letter attached as Exhibit II to this Policy.

     "PENALTIES" mean penalties imposed under the Code with respect to an underpayment of tax attributable to the Insured Tax Benefits.

     "PERMITTED ASSIGNS" means any affiliate or successor by operation of law of an Insured, and any person as to which Insurer otherwise has agreed the Policy or Policy benefits may be assigned or transferred.

     "POLICY" means this Tax Opinion Insurance Policy, dated as of ________, 2000, agreed to and underwritten by Insurer for the benefit of the Insureds.

     "POLICY LIMIT" means $_________**, in all.

     "POLICY TERM" means the periods set forth in Section 3(a) of this Policy.

     "QUANTUM LETTER" means the letter from Quantum Corporation to Ernst & Young dated September 27, 2000, attached to this Policy as Exhibit F.

     "REASONABLE BASIS" has the meaning accorded that term by Formal Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association.

     "SETTLEMENT AMOUNT" means the amount, not in excess of the Policy Limit, for which the IRS or other Tax Authority has agreed to settle the issues or claims that could have resulted or allegedly did result in an Insured Tax Loss, including a Closing Agreement, Form 870AD or similar document or form.

     "SUPPLEMENTAL LETTER" means Ernst & Young's letter dated November 30, 2000 addressed to Quantum Corporation and Maxtor Corporation regarding the "Quantum HDD/Maxtor Merger".

     "TAX AUTHORITY" means and includes the IRS, the United States of America, the California Franchise Tax Board, the State of California, and any other federal, state or local unit of government with authority and jurisdiction to impose any Taxes on any of the Insureds in connection with the Transaction.

     "TAXES" mean any Federal, foreign, state or local taxes, excises, duties, withholdings, charges, impositions, transferer liabilities, or similar items of any jurisdiction and regardless of whether it arises incident to or by any treaty, or similar agreement, between or among sovereign authorities relating to, in whole or in part, taxes, charges, impositions, excises, withholdings, etc., imposed by any signatory thereto or any Tax Authority within any such signatory.

     "TAX LOSS EVENT" means the event that gives rise to an Insured Tax Loss (regardless of the time the Insured Tax Loss is discovered, whether during audit or otherwise).

     "TAX RETURNS" mean a return required to be filed under the Code.

     "TRANSACTION" means and includes the split-off by Quantum Corporation of its hard drive business, Quantum HDD, into a newly formed, wholly owned subsidiary of Quantum, Insula Corporation ("Spinco"), and the combination of Spinco and/or subsidiaries with Maxtor. More specifically, the policy will apply to each of the transactions collectively described as the "Swiss Restructuring," the "Internal Distribution," the "HDD Transfer" and the "Public Distribution" in the Opinion as well as the merger of a subsidiary of Maxtor described in the Opinion, in each case as more fully described in the Opinion.

     "30-DAY LETTER" means a preliminary notice from the IRS specifying a proposed adjustment which, if not responded to within 30 days, will result in a notice of deficiency, which notice of deficiency commences the 90-day period specified in Code Section 6213(a), and includes any other similar communication from any other Tax Authority.

                                   SCHEDULE A

                                  Proof of Loss

     In accordance with the terms of the Tax Opinion Insurance Policy, Policy No. _________, ("POLICY"), dated as of , 2000, issued by _____________________
("INSURER"), we are filing this Proof of Loss pursuant to Section 4(e) of the Policy. An Insured Tax Loss in the amount of US$________, with respect to the Insured Tax Benefits occurred on _______, 200_. Attached hereto is a detailed computation of the Insured Tax Loss and an explanation of the facts and circumstances which gave rise to the Insured Tax Loss.

     As authorized representatives of Insured, this Proof of Loss verifies that each applicable condition precedent to payment under the Policy has been satisfied in all respects and that no exclusion contained in the Policy bars our claim.

     Effective upon our receipt of payment in accordance with the terms of the Policy, the undersigned discharges Insurer for all liability with respect to such Insured Tax Loss.

     Please let us know immediately if you have any questions with regard to this Proof of Loss or its attachments.

     ______________________ Corporation

     By:
     Name:
     Title:
     Date:

             )
             ) SS
             )

     I,__________________, in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _______________________, personally known to me to be the and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such ______________________ signed and delivered the said instrument as, pursuant to the authority given by the Board of Directors of said corporation as his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     GIVEN under my hand and seal this _____ day of ___________ , A.D. 200_.

     Notary Public

     My commission expires:

                                   SCHEDULE B

                              Interim Proof of Loss

     The attached 30-Day Letter was received by __________ on __________, 200_, . The 30-Day Letter proposes that an Insured Tax Loss in the amount of
US$__________, with respect to the Insured Tax Benefits occurred on ___________. Attached hereto is a detailed computation of the Insured Tax Loss and an explanation of the facts and circumstances which gave rise to the Insured Tax Loss.

     Each applicable condition precedent to payment under the Policy has been, or will be before the filing of a Proof of Loss, satisfied in all respects. No exclusion contained in the Policy bars our claim for the Insured Tax Loss described above.

     We acknowledge that filing this Interim Proof of Loss serves solely to satisfy the claims notice provision of the Policy Term, as specified in Section 3 above, and not to require a payment under this Policy.

     Please let us know immediately if you have any questions with regard to this Proof of Loss or its attachments.

     ____________________ Corporation

     By:

     Name:
     Title:
     Date:

                                    EXHIBIT I

                                Merger Agreement

                                   EXHIBIT II

                                   Tax Opinion